UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2016

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 300

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 3, 2016, BSQUARE Corporation (the “Company”) announced its financial results for the quarter ended June 30, 2016. A copy of the Company’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

July 28, 2016, the Board of Directors (the “Board”) of the Company approved a restructuring plan that includes a workforce reduction in the Company’s professional engineering services group. The workforce reduction will impact 26 personnel, comprised of both employees and consultants, representing approximately 13% of the Company’s pre-reduction headcount. The Company has also redeployed 21 engineers from its professional engineering services group into the Company’s DataV R&D and DataV services groups.

This restructuring is intended to reduce expenses in the Company’s professional engineering services workforce by approximately $1.8 million annually and to better align the Company’s organizational structure with its increasing strategic focus on DataV software and services.

The Company currently anticipates incurring pre-tax restructuring charges of approximately $0.6 million in the third quarter of 2016, representing one-time cash employee termination benefits including severance, accrued paid-time off and other employment obligations.

The Company expects the staff reductions will be substantially completed by the end of the third quarter of 2016 and anticipates that the majority of the cost savings will be realized beginning in the fourth quarter of 2016.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2016, upon the recommendation of the Governance and Nominating Committee of the Board, Mary Jesse was appointed as a member of the Board to fill one of the current vacancies on the Board. Ms. Jesse will serve as a Class I Director and as such her term of office will expire at the Company’s 2019 Annual Meeting of Shareholders.

Pursuant to the Company’s compensation plan for non-employee directors and the Company’s Fourth Amended and Restated Stock Plan (the “Plan”), Ms. Jesse was granted non-qualified options to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the Company’s closing stock price on the date of grant, which will vest quarterly in equal installments over two years, and received an award of 8,441 restricted stock units, which will vest quarterly in equal installments over one year. The grants shall be subject to the Plan and to the Company’s standard non-qualified stock option and restricted stock unit agreements which have been previously filed by the Company with the Securities and Exchange Commission (the “SEC”).

Item 9.01	Financial Statements and Exhibits.
(d)	The following exhibit is furnished with this Form 8-K pursuant to Item 2.02:

Exhibit No.	Description

99.1	Press release dated August 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: August 3, 2016	By:	/s/ Jerry D. Chase
Jerry D. Chase
President and Chief Executive Officer